UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2018

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-04978	22-1684144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida		33407
(Address of Principal Executive Offices)		(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On February 27, 2018, Solitron Devices, Inc. (“Solitron” or the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission (“SEC”) reporting the required information under Item 4.01 of Form 8-K relating to changes in the registrant’s certifying accountant. This Amendment No. 1 to the Form 8-K (the “Amendment”) amends the Original Form 8-K to include Exhibit 16.1 which we subsequently received from the Company’s independent registered public accounting firm, BDO USA, LP (“BDO”). This Amendment does not change any of the other information contained in the Original Form 8-K except as specifically set forth herein. The Amendment continues to speak as of the date of the Original Form 8-K and the Company has not updated or amended the disclosures contained therein to reflect events that have occurred since the date of the Original Form 8-K. Accordingly, this Amendment should be read in conjunction with the Company’s filings made with the SEC subsequent to the date of the Original Form 8-K.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant's Certifying Accountant.

As previously reported in the Original Form 8-K, on February 21, 2018, Solitron was notified by BDO that it would not stand for appointment as the Company’s independent registered public accounting firm for any period subsequent to the period ended February 28, 2017. This Amendment amends the Original Form 8-K to include the letter from BDO addressed to the SEC stating whether BDO agrees with the statements made in the Original Form 8-K, and if not, stating the respects in which it does not agree. A copy of BDO’s letter is filed as Exhibit 16.1 to this Amendment.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from BDO USA LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITRON DEVICES, INC.

March 8, 2018	By:	/s/ Tim Eriksen
Tim Eriksen Interim Chief Financial Officer

2